SWDocIDNYC 212430v3

NYC 212430v3

    As filed with the Securities and Exchange Commission on December 28, 2001

                                                              REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                               ------------------

                             MDI ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                               73-1515699
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103
                                 (860) 527-5359

                    (Address of Principal Executive Offices)

      MDI Entertainment, Inc. 1998 Stock Option and Award Plan, as amended
                       Individual Stock Option Agreements

                           (Full titles of the plans)

                          Steven M. Saferin, President
                                 201 Ann Street
                           Hartford, Connecticut 06103
                                 (860) 527-5359
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:
                              Kenneth R. Koch, Esq.
                 Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
                                666 Third Avenue
                            New York, New York 10017
                                 (212) 935-3000

                               ------------------

                                CALCULATION OF REGISTRATION FEE
=============================== ================ =============== ================= =================

                                                   Proposed         Proposed
          Title of                Amount to be      maximum          maximum
 securities to be registered      registered(1)  offering price     aggregate          Amount of
                                                  per share(2)   offering price(2) registration fee
------------------------------- ---------------- --------------- ----------------- -----------------
Common Stock, $.001 par value      607,499 (3)       $ .33           $200,475           $50.12
                                   795,000 (3)       $1.32         $1,049,400          $262.35
------------------------------- ---------------- --------------- -----------------  ----------------
Common Stock, $.001 par value      191,404 (4)       $1.30           $248,825           $62.21
------------------------------- ---------------- --------------- -----------------  ----------------
Common Stock, $.001 par value      300,000 (5)       $1.30           $390,000           $97.50
------------------------------- ---------------- --------------- -----------------  ----------------
Common Stock, $.001 par value       17,500 (6)       $1.38            $24,150            $6.04

                                                                         Total:        $478.22
=============================== ================ =============== =================  ================

(1) The maximum number of shares of common stock, par value $.001 per share ("Common Stock"), which may be granted as restricted stock awards or issued upon the exercise of options granted under the MDI 1998 Stock Option and Award Plan (the "1998 Plan") and certain Stock Option Agreements (together with the 1998 Plan, the "Plans") granting options to directors are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; (ii) in the case of (A) shares of Common Stock available for grant as restricted stock awards or for which options have not yet been granted and the option price of which is therefore unknown, and (B) the shares of Common Stock previously issued pursuant to the exercise of options granted under the Plans, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Over-The-Counter Bulletin Board as of December 27, 2001.

(3) Represents the number of shares of Common Stock which are issuable upon the exercise of options previously granted under the 1998 Plan.

(4) Represents the number of shares of Common Stock (i) from options already exercised and (ii) which are available under the 1998 Plan for grant as restricted stock awards or issuable upon the exercise of options not yet granted.

(5)         Represents  the   number of shares of Common  Stock  which that were
issued upon the exercise of options granted pursuant to a Stock Option Agreement with a director outside of the 1998 Plan.

(6) Represents the number of shares of Common Stock which are issuable upon the exercise of options previously granted pursuant to a Stock Option Agreement with a director outside of the 1998 Plan.

================================================================================

                                EXPLANATORY NOTE


        This Registration Statement relates, in part, to the registration of 1,441,266 shares of common stock, par value $.001 per share, of MDI Entertainment, Inc. authorized for issuance under the 1998 Stock Option and Award Plan and individual Stock Option Agreements (collectively, the "Plans"), and the filing of a resale prospectus with respect to such shares. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been and/or may hereafter be issued upon the exercise of options which have been and/or may hereafter be granted under any of the Plans.

                                   PROSPECTUS

                             MDI Entertainment, Inc.

                        1,911,403 Shares of Common Stock
                            Par Value $.001 Per Share
                         issued or issuable pursuant to
      MDI Entertainment, Inc. 1998 Stock Option and Award Plan, as amended
                       Individual Stock Option Agreements

                             -----------------------

        The shares of common stock, par value $.001 per share, offered hereby are shares which have been or may in the future be issued upon the exercise of stock options which have been or may in the future be granted under our 1998 Stock Option and Award Plan or individual Stock Option Agreements, to be sold by our stockholders identified herein. These persons are referred to in this prospectus as the "Selling Stockholders." See "Selling Stockholders" for information about these persons.

        Some or all of the shares offered under this prospectus may be offered for sale from time to time by the Selling Stockholders or by pledgees, donees, transferees, or other successors in interest. These sales may be made on one or more exchanges, in the over-the-counter market, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions or otherwise, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders and any broker-dealers (including underwriters) who may participate in a sale of the shares may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended, and the commissions paid or discounts or concessions allowed to any of such broker-dealers (including underwriters) by any person, as well as any profits received on the resale of the Shares if any of such broker-dealers (including underwriters) should purchase any shares as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. All discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares, except that the expenses of registering the shares and preparing and filing this Prospectus with the Securities and Exchange Commission, and of registering or qualifying the shares under the blue sky laws of any jurisdiction necessary to permit the distribution as described in this prospectus, will be paid by us. See "Plan of Distribution" for more information about the sale of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

        Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol LTRY:OB.

        On December 27, 2001, the closing bid price for our common stock, as reported by the OTC BB, was $1.30.


         The Common Stock Offered Hereby Involves a High Degree of Risk.
        Prospective Investors Should Consider Carefully the Risk Factors
                   Indicated under "Risk Factors" on page 4.


These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission or any State Securities Authority nor Has The Commission or Any State Securities Authority Passed Upon the Accuracy or Adequacy of This Prospectus. Any Representation to the Contrary is a Criminal Offense.


                The date of this Prospectus is December 28, 2001.

                             ----------------------

        NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ----------------------

                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to certain informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

        We will provide without charge to each person, including beneficial owners, to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to MDI Entertainment, Inc., 201 Ann Street, Hartford, Connecticut 06103, Attention:
Kenneth M. Przysiecki. Our telephone number is (860) 527-5359.

                             -----------------------

                                TABLE OF CONTENTS

PROSPECTUS...................................................................1

RISK FACTORS.................................................................4

THE COMPANY................................................................. 9

SELLING STOCKHOLDERS........................................................12

PLAN OF DISTRIBUTION........................................................15

LEGAL MATTERS...............................................................15

EXPERTS.....................................................................15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................16

                                  RISK FACTORS

        AN INVESTMENT IN THE SHARES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS WITHIN THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. REFERENCE IS MADE IN PARTICULAR TO THE DISCUSSION SET FORTH UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN OUR TRANSITION REPORT ON FORM 10-KSB FOR THE SEVEN MONTHS ENDED DECEMBER 31, 2000 AND OUR QUARTERLY REPORTS ON FORM 10-QSB FOR THE QUARTERS ENDED MARCH 31, 2001, June 30, 2001 AND September 30, 2001 AND UNDER "BUSINESS" IN THE FORM 10-KSB, INCORPORATED IN THIS PROSPECTUS BY REFERENCE. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES INCLUDING THOSE SET FORTH IN THE RISK FACTORS BELOW. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. MDI IS ALSO SUBJECT TO MORE GENERAL RISKS DESCRIBED IN THE SECTION "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" BEGINNING ON PAGE 17.


We have had losses.
------------------

        Although we had net income of $1,729,165 for the nine months ended September 30, 2001, we incurred net losses of $(2,211,051) and $(1,985,105) for the seven month transition period ended December 31, 2000 and the fiscal year ended May 31, 2000, respectively. We cannot assure you that we will operate profitably in the near future.

We have had a negative net worth.
---------------------------------

        Although we had a positive net worth of $762,933 as of September 30, 2001, we had a negative net worth of $(1,483,635) as of December 31, 2000. We cannot assure you that we will be able to continue operating profitably in the future or at all.

We may continue to need financing or additional equity to meet our future
-------------------------------------------------------------------------
   capital requirements.
   ---------------------

        As of September 30, 2001, our current liabilities (including "billings in excess of costs and estimated earnings on uncompleted contracts" totaling $2,510,757) exceeded our current assets by $960,106.

        We raised $1,750,000 on August 4, 1999, through the sale of Series A Convertible Preferred Stock in a private sale to an investor. We raised an additional $750,000 from the issuance of a convertible subordinated debenture in September of 1999. In September, 2000 we raised an additional $520,000 in the form of two short-term loans originally maturing on January 31, 2001 from our President and Chief Executive Officer, and from an unrelated individual. The loan to the unrelated individual of $260,000 was subsequently extended until May 15, 2001.

        In November and December 2000, we raised $200,000 in the form of short-term loans that matured on May 15, 2001 from unaffiliated parties.

        However, we may require additional financing to meet our needs. We have not determined the amount we may seek to raise or the form of this financing (i.e. debt or equity). We cannot assure you that we will obtain additional financing for future operations or capital needs on favorable terms if at all.

The Lottery Channel is claiming that we bear all costs and expenses in
----------------------------------------------------------------------
connection with the termination of our merger transaction with them.
--------------------------------------------------------------------

        On November 7, 2000, we were notified that we had been named as a defendant in a complaint filed by The Lottery Channel, Inc. on November 2, 2000 in the Hamilton County, Common Pleas Civil Division, Cincinnati, Ohio, arising from our decision to terminate our merger agreement with Lottery Channel. Lottery Channel is seeking to recover $1,763,343.29 in costs and expenses, damages in excess of $25,000, attorney's fees and cost incurred in prosecuting the action, punitive damages and any other relief to which it is entitled.

        We believe that the lawsuit is without merit and we are vigorously defending our position, as well as asserting a variety of counterclaims against Lottery Channel, including a demand that Lottery Channel pay certain expenses under the termination provisions of our merger agreement.

        Notwithstanding the merits of the action, we may incur substantial costs defending the action and there can be no assurance as to the outcome of any such litigation.

We may be unable to maintain or renew all our current licenses.
---------------------------------------------------------------

        Our success will be dependent upon maintaining our current licenses for the rights to use names and well-known logo bearing merchandise. The terms of the current licenses are generally for 1.5 to 3 years, although they may be terminated sooner under certain circumstances. We cannot assure you that the current licenses will be renewed once they expire.

We may be unable to provide merchandise to the lotteries when needed.
---------------------------------------------------------------------

        We supply the lotteries with logo bearing merchandise related to our contracts with them. We obtain approximately 95% of this merchandise from authorized representatives of the licensor. We cannot assure you that the logo bearing merchandise will be available from such authorized representatives when needed by us to satisfy our obligations to the lotteries.

We may be unable to acquire new licenses.
-----------------------------------------

        Our success is dependent on our ability to obtain rights to use well known entertainment and other similar properties for use on lottery tickets and related merchandise. We cannot assure you that we will continue to obtain such licenses on favorable terms or at all.

We depend on customer relationships with North American lotteries.
------------------------------------------------------------------

        Many of our licensing rights are, by design, currently limited to United States, North American or worldwide lotteries. There are currently 40 United States lotteries and five additional Canadian lotteries. The extremely limited potential customer base means that if any target lottery refuses to purchase a particular promotion from us or if it only uses a promotion once, there may be a significant negative impact on our revenue and earnings. The four state lotteries that purchased promotions accounting for the highest percentage of our revenues during the nine months ended September 30, 2001 were New Jersey, California, Pennsylvania, and Florida, with 18%, 12.7%, 10.7% and 8.7%, respectively. We cannot assure you that these lotteries will maintain the same level of promotions or that other lotteries will increase promotions beyond current levels, or enter into contracts with us at all.

We have no on-going sources of revenue.
---------------------------------------

        Our revenues are derived on a contract-by-contract basis from state lotteries. There are no regular on-going sources of revenue at the present time and we must continually create and market new promotions to our lottery customers. Lotteries frequently move start dates for promotions thereby causing gaps in our cash flow. Moreover, the useful life of a license is generally relatively short as the novelty of the game or the popularity of the licensed material wanes over time. We may depend on a particular promotion in any given year, and a decrease in sales of the promotion or the loss of the underlying license would seriously impact our revenues and earnings.

We may be adversely affected by government regulation of lotteries and gambling.
--------------------------------------------------------------------------------

        Since most lotteries are government agencies with lottery executives appointed by the state's governor or other high ranking official, opportunities or projects in progress can be slowed after an election if the incumbent governor is not reelected.

        There is a growing concern in the United States about the explosion of gaming. The creation of The National Gambling Impact Study Commission and its released report, may negatively impact state lotteries and other gaming activities and hence our business. We cannot assure you that there will not be an adverse change in the lottery laws of any jurisdiction in which we do business. In addition, we cannot predict the nature of the regulatory process in any jurisdiction that may authorize the use of instant tickets in the future. Any such regulatory process may be burdensome to us and our customers or their key personnel and could include requirements that we would be unable to satisfy.

Existing stockholders are able to exercise control over us.
-----------------------------------------------------------

        Our officers and directors beneficially own approximately 45% of our outstanding common stock and Steven M. Saferin owns approximately 34%. Our Certificate of Incorporation does not provide for cumulative voting for the Board of Directors. As a result, Steven M. Saferin and management have substantial influence over the election of a majority of our directors and the outcome of issues submitted to a vote of our stockholders.

The loss of the services of Steven M. Saferin could harm our business.
----------------------------------------------------------------------

        Our success depends to a significant extent on the performance and continued service of Steven M. Saferin, an officer and director. We are negotiating the extension of our employment agreement with Mr. Saferin, which expired on August 8, 2001. We do not carry key man insurance.

Intense competition could reduce our market share.
--------------------------------------------------

        We have traditionally acquired exclusive rights to license entertainment and other properties to the U.S. lottery industry. We have faced only one situation in which there was substantial competition in acquiring such rights and we were the successful bidder for these rights. However, there are several organizations that also design and promote lottery games and promotions based on licensed brands. One of these companies is pursuing the types of entertainment properties we have targeted. In addition, it is possible that potential licensors may design their own lottery games and seek to market them directly to the lotteries, thus bypassing us. Other potential sources of competition are the printers of instant tickets who, to improve their own competitive standing, might attempt to acquire licensing rights for various properties to offer exclusively to their lottery customers and enhance their competitive bidding for lottery printing contracts.

We do not anticipate paying any dividends.
------------------------------------------

        We have never paid any cash or other dividends on our common stock. At present, we do not anticipate paying dividends on our common stock in the foreseeable future and intend to devote any earnings to the development of our business. Investors who anticipate the need for immediate income from their investment should refrain from purchasing our common stock.

Our Common Stock lacks liquidity.
--------------------------------

        Our Common Stock is not traded on the Nasdaq Stock Market or any stock exchange. We cannot assure you that a stockholder would be able to buy or sell shares when desired.

We indemnify our directors and officers against certain expenses
----------------------------------------------------------------
   and liabilities.
   ----------------

        So far as permitted by the Delaware General Corporation Law, our Certificate of Incorporation and By-Laws provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. As a result of such provisions, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such action, if successful, might otherwise benefit us and our stockholders.

Future sales of common stock by our existing stockholders could adversely affect
--------------------------------------------------------------------------------
our stock price.
----------------

        The market price of our common stock could decline as a result of sales of a substantial number of shares of our common stock in the market, or the perception that such sales could occur. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of December 28, 2001, we had 11,617,925 outstanding shares of common stock. Of these shares, 6,046,972 shares of common stock are freely tradable, not including an aggregate of 8,088,617 shares (including shares underlying certain options, warrants and notes) which may be sold pursuant to an effective registration statement.

        In March 2001, Scientific Games, Inc. converted its subordinated convertible debenture into $375,000 shares of common stock at a conversion rate of $2.00 per share.

        In November 2001, 444 shares of Series B convertible preferred stock, held by eLot, Inc., were converted into 444,444 shares of common stock

        As of December 28, 2001 options to purchase a total of 1,434,166 shares of our common stock are outstanding. Of such options, options to purchase 639,166 shares are currently exercisable. In addition, warrants to purchase a total of 2,383,656 shares of our common stock are outstanding and all of such warrants are exercisable. Shares issued upon the exercise of such options and warrants will be eligible for resale in the public market from time to time.

        We have filed a registration statement covering an aggregate of 2,373,621 shares including shares of our common stock issued upon conversion of our Series A Preferred Stock and subordinated convertible debenture and shares issuable upon exercise of certain warrants. All shares covered by that registration statement are freely tradable. If a large number of such shares are sold in the public market, the price of our common stock may fall.

There are certain anti-takeover effects associated with the issuance of "Blank
------------------------------------------------------------------------------
   Check" preferred stock.
   -----------------------

        Our Certificate of Incorporation authorizes our Board of Directors to issue up to 5,000,000 shares of "blank check" preferred stock, of which 2,027 shares has been designated Series A Preferred Stock, 444 shares has been designated Series B Preferred Stock and 2,100 shares has been designated Series C Preferred Stock. All of the Series A and B Preferred Stock has been converted into common stock. The securities representing the Series C Preferred Stock were to be returned to us in an exchange of stock in connection with our transactions with Oxford International, Inc. Oxford has refused to honor our exchange right and we filed a Motion For Temporary Restraining Order and Preliminary Injunction and a Verified Complaint in the United States District Court of the District of Maryland against Oxford and its principal, Gregory C. Dutcher.

        The Board of Directors, without stockholder approval, may fix all the rights of the preferred stock. The issuance of such stock could, among other results, negatively affect the voting power of the holders of common stock.

        Under certain circumstances, the issuance of the preferred stock would make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of our common stock. Such provisions may discourage attempts to acquire us.

        We have no arrangement, commitment or understanding with respect to the issuance of our preferred stock, other than with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. We cannot assure you, however, that we will not, in the future, issue additional shares of preferred stock.

We may be subject to certain risks by doing business internationally.
---------------------------------------------------------------------

        As we begin to market our properties to international lotteries and explore international lottery opportunities, we may be subject to certain risks associated with doing business over-seas, including the necessity of complying with local laws and regulations and political, economic and other uncertainties.

        In addition, because some of our existing and prospective customers deal predominantly in non-U.S. currencies, we are exposed to exchange rate risks, which may cause our financial results to suffer. The obligations of customers with substantial revenues in non-U.S. currencies may be subject to unpredictable and indeterminate increases in the event those currencies lose value against the U.S. dollar. As a result of the risks in currency exchange, some of our revenues may decrease. Although we expect to invoice our sales of services in U.S. dollars, our prospective customers may derive their revenues in currencies other than U.S. dollars. These customers may also become subject to exchange control restrictions limiting their ability to convert their revenue currencies into U.S. dollars, in which case they may not be able to pay us in U.S. dollars.

        To date, our non-U.S. business is principally done with Canada and for which we have experienced stable exchange rates during the time we have had ongoing contracts. We currently have no hedging contracts or other financial instruments outstanding which would mitigate the effect of a currency translation loss.

                                   THE COMPANY


        We are a Delaware corporation originally incorporated on December 29, 1994 under the name Puff Process, Inc. Our name was changed to MDI Entertainment, Inc. and a one share for one hundred reverse stock split was effected in connection with the purchase, in August 1997, of both Media Drop-In Productions Inc., a Delaware corporation, and MDI-Missouri, Inc., a Missouri corporation, in exchange for 4,800,000 shares of our common stock, and notes in the aggregate principal amount of $300,000. The acquisition was effected through reverse mergers with two of our wholly-owned subsidiaries. These transactions resulted in a change in control, with Steven M. Saferin holding approximately 56% of the outstanding shares of our common stock. Pre-merger holders of Puff Process, Inc. held approximately 32.1% of the outstanding shares of common stock immediately after the merger.

        We specialize in creating, marketing and implementing entertainment-based promotions to North American lotteries. Our principal business has been the scratch ticket segment of the government lottery industry, although we have run on-line entertainment-based promotions with a lotto and daily numbers type games featuring our licensed Harley-Davidson(R) logo. Our lottery promotions feature well-known brand names and entertainment properties licensed to us and designed to attract new lottery players while providing a new experience for existing lottery players. Our current promotions feature a wide variety of such brand names and entertainment properties including:

o        Wheel of Fortune(R)
o        Jeopardy(TM)
o        Harley-Davidson(R)
o        Twilight Zone(TM)
o        Betty Boop(TM)
o        Louisville Slugger(R)
o        Dick Clark's American Bandstand(R)
o        The Nashville Network(R)/TNN
o        Country Music Television(R)/CMT
o        Heroes of Space(TM)
o        The Pink Panther(TM)
o        The Outer Limits(TM)
o        Dale Earnhardt(R)
o        Dale Earnhardt, Jr.(R)
o        Jeff Burton(R)
o        Mark Martin(R)
o        Bill Elliott(R)
o        Matt Kenseth(R)
o        Let's Get Ready To Rumble(R)
o        Sports Legends(R)
o        Ray Charles(R)
o        SPAM(R)
o        CowParade(R)
o        Hollywood Sign(TM)and Hollywood Walk of Fame(TM)
o        Elvis Presley(R)
o        Emmett Kelly, Jr.(R)
o        Hollywood Squares(R)
o        Tabasco(R)
o        Miss Cleo(R)
o        Lionel(TM)
o        World Cup Soccer(R)
o        Elliott Saddler(TM)
o        Ken Schrader(TM)
o        Magic 8 Ball(R)
o        Universal Studios(R)Monsters

        We developed our strategy of identifying such properties in early 1996. Prior to that time, we had developed a series of promotions that utilized popular videotapes, compact discs and audiocassettes as second chance lottery prizes. Those promotions enabled us to develop an expertise in sourcing and distributing products as second chance lottery prizes. They also enabled us to develop a reputation with lottery personnel as a reliable organization attuned to the special needs of lotteries and their players.

        We derive over ninety-five percent (95%) of our revenues from lotteries in two distinct ways. First, we will usually charge a lottery a license and royalty fee to utilize a particular licensed property as a lottery game. License fees are a fixed assessment, while royalties are a percentage of the printing cost of the tickets. Contracts for licensed properties typically include an up-front license fee and a royalty based on the manufacturing cost of tickets. Manufacturing costs of tickets usually range from $10.00 per thousand to $30.00 per thousand. Actual costs depend on the size of the ticket and the quantity printed. Ticket quantities range from about one million to as many as 60 million with an average quantity of about five million.

        Our second source of lottery revenue is the sale of logo bearing merchandise to the lottery as second-chance prizes. In merchandise-based lottery games, between 5% to 10% of a lottery's prize fund is typically used for the purchase of merchandise related to the property the lottery is utilizing. Typically, we purchase merchandise from other licensees of the property and resell the merchandise to the lottery at a price that is designed to include overhead costs, profit, shipping and handling and any marketing support we provide the lottery such as brochures, posters or other advertising assistance for which there are no separate charges.

                              SELLING STOCKHOLDERS

        The Selling Stockholders are offering hereby shares which have been or may hereafter be acquired by them upon the exercise of options granted under the 1998 Stock Option and Award Plan and individual Stock Option Agreements. The names of additional Selling Stockholders and the number of shares offered hereby by them may be added to this prospectus from time to time by an addendum or supplement to this prospectus. Other persons who acquire shares from the Selling Stockholders may also be identified as Selling Stockholders by means of an addendum or supplement to this prospectus.

        Steven M. Saferin is our President, Chief Executive Officer and a director.

        On January 19, 2000, Mr. Saferin exchanged a portion of his stock for a note held by a third party and made by us with a remaining principal of $316,038. The note bears interest at 8% per annum and is payable in monthly installments of $14,300 with a final payment date of December 1, 2001.

        On May 31, 2000, Mr. Saferin loaned the President and Chief Executive Officer of The Lottery Channel, Inc. $108,000 personally for the operational needs of The Lottery Channel and to facilitate the then proposed merger. Mr. Saferin received a promissory note bearing interest of 11% per annum.

        On September 1, 2000, Mr. Saferin loaned us $260,000 and received a note payable on demand, bearing interest at a rate of 10% per annum. On September 8, 2000, as part of a loan transaction, the note was replaced with a note secured by substantially all of our assets, payable on January 31, 2001, which bears interest at a rate of 10% per annum. This note was extended to May 15, 2001.

        On March 20, 2001 Mr. Saferin guaranteed our $742,800 performance bond provided to the California lottery.

        Mr. Saferin is entitled to a commission equal to 2% of our gross revenue, pursuant to his employment agreement. Mr. Saferin waived the right to approximately $57,534 and $67,964 of commissions for the seven months ended December 31, 2000 and 1999, respectively.

        Todd P. Leavitt is one of our directors. Tulip Media Ltd., a Los Angeles, CA entertainment company that Mr. Leavitt is associated with, from time to time does work in the entertainment field for us.

        S. David Fineman is one of our directors. Fineman & Bach, P.C., a Philadelphia PA law firm that Mr. Fineman is associated with, from time to time does legal work for us.

        William G. Malloy is one of our directors. In October 1999, Mr. Malloy was invited to join our Board of Directors. Mr. Malloy was President and Chief Executive Officer of Scientific Games, Inc. which executed a strategic alliance with us. In connection with such alliance, Scientific Games purchased a $750,000 convertible subordinated debenture from us. In addition, Steven M. Saferin sold 333,333 shares of common stock held by him to Scientific Games. Scientific Games was acquired by Autotote Corporation on September 7, 2000. Mr. Malloy is currently a consultant to Autotote Corporation.

        Robert Wussler is one of our directors.

        Kenneth  M.   Przysiecki  is  our  Vice   President  of  Accounting  and
Administration and a director.

        Robert R. Kowalczyk is our Vice President and General Manager.

        Charles W. Kline is our Vice President of Sales and Marketing.

        The following table sets forth certain information with respect to the Selling Stockholders as of December 28, 2001.

                         Number of
                         Shares                            Number of          Percentage of
                         Beneficially                      Shares to be       Class to be
                         Owned             Number of       Beneficially       Beneficially
                         Prior to          Shares Being    Owned After        Owned After
Name                     Offering(1)       Offered(2)      Offering(3)        Offering

------------------------------------------------------------------------------------------
Steven M. Saferin        4,020,169(4)       250,000        3,795,169             34%

Todd P. Leavitt            155,100(5)       250,000            5,100              *

S. David Fineman           160,200(6)       250,000           10,200              *

William G. Malloy          162,750(7)       250,000           12,750              *

Robert Wussler             307,650(8)       400,000            7,650              *

Kenneth M. Przysiecki      250,600(9)        80,000          220,600             2.2%

Robert R. Kowalczyk         30,000(10)       60,000                0              *

Charles W. Kline            21,725(11)       50,000            1,725              *

Evelyn Yenson               10,000(12)       25,000           10,000              *

Debbie Amundson             10,848(13)       37,948                0              *

Marcia Firsick              12,948(14)       37,948                0              *

Mariann Rodriguez            7,299(15)       22,299                0              *

Patricia McGuiness           4,450(16)       14,450                0              *

John Monaco                  3,825(17)       15,000                0              *

Brenda Torres                  766              766                0              *

Shares reserved for
  future grants under
  Plan                           0           19,167                0              *
                          --------------   ------------    ------------


* Less than 1% of the outstanding Common Stock.

(1) Includes all shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options including those granted under the Plans, within 60 days after the date hereof.

(2) Includes certain shares of Common Stock acquired by the Selling Stockholder pursuant to the exercise of options granted under the Plans and all shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options granted under the Plans, whether or not such right has yet become exercisable or will become exercisable within 60 days after the date hereof.

(3) Includes shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options, other than those granted under the Plans, within 60 days after the date hereof. Assumes all shares registered pursuant hereto will be sold, although there can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus. Also assumes that no other shares are acquired or transferred by the Selling Stockholder.

(4) Includes 225,000 shares which Mr. Saferin has the right to acquire upon the exercise of options. Excludes 25,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(5) Includes 50,000 shares of Common Stock beneficially owned directly by the Leavitt Family Trust and 100,000 shares which Mr. Leavitt has the right to acquire upon the exercise of options. Excludes 100,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(6) Includes 100,000 shares which Mr. Fineman has the right to acquire upon the exercise of options. Excludes 100,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(7) Includes 150,000 shares which Mr. Malloy has the right to acquire upon the exercise of options. Excludes 100,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(8) Excludes 100,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(9) Includes 10,000 shares which Mr. Przysiecki has the right to acquire upon the exercise of options. Excludes 50,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(10) Includes 10,000 shares which Mr. Kowalczyk has the right to acquire upon the exercise of options. Excludes 30,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(11) Includes 13,333 shares which Mr. Kline has the right to acquire upon the exercise of options. Excludes 30,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(12)    Excludes  25,000  shares  underlying   options  which  will  not  become
        exercisable within 60 days of the date hereof.

(13) Includes 5,000 shares which Ms. Amundson has the right to acquire upon the exercise of options. Excludes 25,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(14) Includes 5,000 shares which Ms. Firsick has the right to acquire upon the exercise of options. Excludes 25,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(15) Includes 5,000 shares which Ms. Rodriguez has the right to acquire upon the exercise of options. Excludes 15,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(16) Includes 1,666 shares which Ms. McGuiness has the right to acquire upon the exercise of options. Excludes 10,000 shares underlying options which will not become exercisable within 60 days of the date hereof.

(17)    Excludes  15,000  shares  underlying   options  which  will  not  become
        exercisable within 60 days of the date hereof.


                                 USE OF PROCEEDS

        We are unable to predict the time, if ever, when options and awards will be granted under the Plans and, in the case of options, exercised. Therefore, we are unable to estimate the net proceeds from the grants and exercises. Moreover, the Plans permit certain methods of exercising options which would not result in us receiving any cash proceeds. Accordingly, the proceeds from the grant of restricted stock awards, if any, and from the sale of shares to the Selling Stockholders upon the exercise of options, if any, have not been allocated for any particular purpose. We will not receive any proceeds from the subsequent sale of shares by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

        The shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders or from purchasers in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

        In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 701 promulgated under the Securities Act may be sold under Rule 144 or Rule 701 rather than pursuant to this Prospectus.

        We may enter into customary agreements with the Selling Stockholders concerning indemnification and the provision of information in connection with the sale of the shares.

        There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all the common stock covered by this prospectus.

        The stockholders listed above under "Selling Stockholders," and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling securities of MDI, may not sell by means of the prospectus more than the amount of securities, during any three-month period, specified in Rule 144(e) promulgated under the Securities Act.


                                  LEGAL MATTERS

        The validity of the issuance of the shares of Common Stock offered has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of New York, New York. Mintz Levin beneficially owns [175,000] shares of MDI common stock.

                                     EXPERTS

        The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents that we filed with the SEC are incorporated herein by reference:

(a) Transition Report on Form 10-KSB and 10-KSB/A for the seven months ended December 31, 2001.

(b)     Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

(c)     Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

(d)     Quarterly  Report on Form 10-QSB for the  quarter  ended  September  30,
        2001.

(e)     Current Report on Form 8-K filed May 1, 2001.

(f)     Current Report on Form 8-K filed May 2, 2001.

(g)     Current Report on Form 8-K filed July 16, 2001.

(h)     Current Report on Form 8-K filed July 24, 2001.

(i)     Current Report on Form 8-K filed July 31, 2001.

(j)     Current Report on Form 8-K filed on August 8, 2001.

(k)     Current Report on Form 8-K filed on August 23, 2001.

(l) The description of Common Stock contained in the Company's Registration Statement on Form 10-SB (File No. 000-24919) filed with the SEC on September 28, 1998, as amended on February 1, 1999.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference in this Prospectus and to be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements included or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements made in press releases and oral statements made by our officers, directors or employees acting on our behalf. All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, market demand for our products, successful implementation of our products, competitive factors, the ability to manage our growth, the ability to recruit additional personnel and other factors referenced in this prospectus and in our filings with the Securities and Exchange Commission. In addition to statements which explicitly describe such risks and uncertainties, you are urged to consider statements labeled with the terms "believes," "belief," "expects," "plans," "anticipates" or "intends," to be uncertain and forward-looking.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

        (a) Transition Report on Form 10-KSB and 10-KSB/A for the seven months ended December 31, 2001.

        (b)     Quarterly  Report on Form 10-QSB for the quarter ended March 31,
                2001.

        (c)     Quarterly  Report on Form 10-QSB for the quarter  ended June 30,
                2001.

        (d) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001.

        (e)     Current Report on Form 8-K filed May 1, 2001.

        (f)     Current Report on Form 8-K filed May 2, 2001.

        (g)     Current Report on Form 8-K filed July 16, 2001.

        (h)     Current Report on Form 8-K filed July 24, 2001.

        (i)     Current Report on Form 8-K filed July 31, 2001.

        (j)     Current Report on Form 8-K filed on August 8, 2001.

        (k)     Current Report on Form 8-K filed on August 23, 2001.

        (l) The description of Common Stock contained in the Company's Registration Statement on Form 10-SB (File No. 000-24919) filed with the SEC on September 28, 1998, as amended on February 1, 1999.

        All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

        Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

        Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which a director or officer acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had reasonable cause to believe the conduct was lawful.

        Our Certificate of Incorporation includes the following language:

             SEVENTH:

             Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payment of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

             EIGHTH:

             1. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (2) of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

             3. To the extent that a present and former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs
             (1) and (2) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             4. Any indemnification under paragraphs (1) and (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

             5. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents shall be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

             6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses shall be entitled under any by-law, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

             8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             9. Each person who serves as a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall apply to or have any effect on the indemnification of such director, officer, employee or agent occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

MDI has a liability insurance policy in effect for officers and directors. Such insurance, in certain instances, insures our directors and officers against liabilities arising under the Securities Act, including liabilities arising out of the offering made by this registration statement.


Item 7.  Exemption from Registration Claimed.
--------------------------------------------

        The previously issued securities being registered for reoffer and resale pursuant to the prospectus filed as part of this Registration Statement were issued by the registrant without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, since no public offering was involved. No underwriters were involved in the foregoing sales of securities. In addition, each of the recipients of such restricted securities has represented that he or she understands that such shares may not be sold or otherwise transferred absent a registration statement under the Securities Act of 1933 or an exemption therefrom, and each certificate representing such shares of the registrant's common stock bears a restrictive legend to such effect.

Item 8.  Exhibits.
-----------------

        (4.1) Certificate of Incorporation of MDI Entertainment, Inc. (f/k/a Puff Process, Inc.) dated December 29, 1994, as amended. (1)

        (4.2) Certificate of Amendment to the Certificate of Incorporation of MDI Entertainment, Inc. dated February 28, 1999. (2)

        (4.3) Amended and Restated By-Laws of MDI Entertainment, Inc., dated April 27, 1999 (3)

        (4.4) MDI Entertainment, Inc. 1998 Stock Option and Award Plan, as amended. (4)

        (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. (5)

        (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

        (23.2)  Consent of Arthur Andersen LLP (5)

        (24.1)  Power of Attorney to file  future  amendments  (set forth on the
                signature    page    of    this     Registration     Statement.)

                          -------------------------------------------

        (1) Incorporated by reference from MDI's Amendment No. 1 to Form 10-SB filed February 1, 1999.

        (2) Incorporated by reference from MDI's Form 10-QSB for the period ended February 28, 1999 (filed April 14, 1999).

        (3) Incorporated by reference from MDI's Form 10-KSB for the period ended May 31, 1999 (filed August 27, 1999).

        (4) Incorporated by reference from MDI's Form 10-SB, filed September 28, 1998, and as amended by MDI's Definitive Proxy Statement on
                Schedule 14A filed May 1, 2001.

        (5)     Filed herewith.

Item 9.  Undertakings.
---------------------

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on December 28, 2001.


                                           MDI ENTERTAINMENT, INC.



                                           By   /s/ Steven M. Saferin
                                             -----------------------------------
                                           Steven M. Saferin
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person  whose  signature  appears  below  constitutes  and appoints
Steven M. Saferin and Kenneth M. Przysiecki, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of MDI Entertainment, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                              Date
---------                                     -----                              ----


/s/ Steven M. Saferin        President and Chief Executive Officer          October 24, 2001
---------------------------  (principal executive officer and Director)
Steven M. Saferin


/s/ Kenneth M. Przysiecki    Senior Vice President of Accounting            October 24, 2001
---------------------------  and Administration
Kenneth M. Przysiecki        (principal financial and accounting officer and Director)


/s/ Robert J. Wussler        Director                                       October 24, 2001
---------------------------
Robert J. Wussler

/s/ S. David Fineman         Director                                       October 29, 2001
---------------------------
S. David Fineman

/s/ Todd Leavitt             Director                                       October 25, 2001
---------------------------
Todd Leavitt

/s/ William G. Malloy        Director                                        October 31, 2001
---------------------------
William G. Malloy

                             MDI ENTERTAINMENT, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

 Exhibit No.                                                    Exhibit

(4.1) Certificate of Incorporation of MDI Entertainment, Inc. (f/k/a Puff Process, Inc.) dated December 29, 1994, as amended. (1)

(4.2) Certificate of Amendment to the Certificate of Incorporation of MDI Entertainment, Inc. dated February 28, 1999. (2)

(4.3) Amended and Restated By-Laws of MDI Entertainment, Inc., dated April 27, 1999 (3)

(4.4)   MDI Entertainment, Inc. 1998 Stock Option and Award Plan, as amended.(4)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. (5)

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)  Consent of Arthur Andersen LLP (5)

(24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

                    -------------------------------------------

(1) Incorporated by reference from MDI's Amendment No. 1 to Form 10-SB filed February 1, 1999.

(2) Incorporated by reference from MDI's Form 10-QSB for the period ended February 28, 1999 (filed April 14, 1999).

(3) Incorporated by reference from MDI's Form 10-KSB for the period ended May 31, 1999 (filed August 27, 1999).

(4) Incorporated by reference from MDI's Form 10-SB, filed September 28, 1998, and as amended by MDI's Definitive Proxy Statement on Schedule 14A filed May 1, 2001.

(5)     Filed herewith.